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                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 9, 1998 (except with respect to the matter discussed in Note 8, as to which the date is April 13, 1998) included herein and to all references to our Firm included in this Registration Statement.

                                          /s/ Arthur Andersen LLP
                                          ------------------------
                                          ARTHUR ANDERSEN LLP

Boston, Massachusetts
July 21, 1998